                         NATIONAL AGENCY SALES AGREEMENT

         THIS AGENCY AGREEMENT, (hereinafter referred to as "Agreement") is made and entered into this 20th day of December, 1992 by and between BIOFTLTRATION
SYSTEMS, INC., a Florida corporation (hereinafter referred to as ("Company"), and AAA ENVIRONMENTAL SERVICES CORPORATION, (hereinafter referred to as "Agent'),

WHEREAS, the Company is a Florida Corporation, and

WHEREAS, the Agent desires to represent the Company's products under the terms and conditions contained herein; and

WHEREAS the company desires to authorize Agent to render services on behalf of the Company as National Sales Agent, and Agent desires to render said services for the Company; and

WHEREAS, the Company and Agent desire to set forth in writing the terms, covenants of their agreements and understandings; and

WHEREAS, the Company and Agent desire to set forth in this Agreement the responsibilities of the Agent relative to its employment duties,

NOW THEREFORE, in consideration of the mutual covenants and promise, contained herein and for other good and valuable consideration, the receipt and sufficiency, all of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Employment.  The Company hereby retained Agent to perform the
"Agent duties" (, as hereinafter defined), upon the terms and conditions and for the "Compensation" all as hereinafter more fully set forth.

         2.       Agent Duties.  Subject to the terms and conditions of this
Agreement, Company and Agent hereby agree that the Agent shall during the "term"
(as hereinafter defined) of this Agreement, act in the general capacity as
National Sale Agent, and perform such other duties as from time to time directed by the board of directors in accordance with the terms and conditions set forth herein.  Agent covenants and agrees that, at all times during the term of this agreement, Agent shall diligently and conscientiously devote its time, attention and energies to the Agent duties, and that the Agent will not directly or indirectly engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.  In connection with the performance of the agent duties, Agent further agrees that at all time it shall:

                  a.       Observe and conform to all laws, customs and
standards of professional ethics and practices as may be from time to time applicable during the Term hereof,
                  b.       Keep and maintain, or cause to be kept and
maintained, appropriate records relating to all services rendered by Agent for company;
                  c.       Prepare and attend to all reports, claims and
correspondence necessary appropriate in connection with the rendering of the
Agent duties,
                  d.       Promote the business of the company by entertainment
or otherwise, provided that such entertainment shall be in accordance with standards set down by the company from time to time.

         3.       Term: The Term of this Agreement ("Term"), and the company's employment of the Agent to perform the Agent duties, shall commence on December
20, 1992.  Upon the occurrence of each anniversary date of this Agreement, this
Agreement shall be automatically renewed for an additional one (1) year period, unless otherwise terminated as provided herein.

         4.       Compensation.  In return for the Agent duties to be performed by the Agent, Agent shall be entitled to receive from the company remuneration pursuant to Exhibit "A" attached hereto and incorporated by reference herein.

         5.       Disclosure of Confidential Information.  Agent acknowledges that, in and as a result of it performing the Agent duties hereunder, it will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to lists of Company's clients, customers, leads, Company's contracts, business records, techniques, including but not limited to educational techniques utilized to train Agent and other Agents and
Independent Contractors of Company, methods, systems, methodologies, facts, data, and other information concerning the business and/or affairs of the
Company ("Confidential Information".). As an inducement for Company to enter into this Agreement, Agent agrees that it will not, at any time, either during the term of this agreement or for a one (1) year period thereafter, divulge, review or communicate to any person, firm, corporation or entity whatsoever, directly or indirectly, or use for his own benefit or the benefit of others, any confidential Information of company which may be in his possession.  Agent further acknowledges that all records and lists of company's clients, banking relationships, banking contracts, credit reports, as well as other confidential records and items referred to herein above, as well as any and all matters affecting or relating to the business and financial operation of the Company, are the property of the company and are material and confidential and greatly affect the effectiveness and successful conduct of the business of the company and the good will of the company. Agent hereby agrees that it will not divulge, disclose or communicate any such information to any person, firm, corporation or other entity during the Term of this agreement and for a period of one (1) year thereafter.  In the event of a breach or threatened breach by Agent of any of the provisions of this Paragraph "5", Company, in addition to and not in limitation of any other rights, remedies or damages available to Company at law or in equity, shall be entitled to a permanent injunction, in order to prevent and/or restrain any such breach by Agent, or by Agent's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for, in concert with or by the direction of the agent.

         6.       Covenant Against Competition.  Agent acknowledges that the
Agent Duties to be rendered hereunder due to the nature of the company's business, are of a special confidential and unique value to the Company, the loss of which could not be adequately compensated by damages in an action at law.  In view of the unique value to the company of the Agent duties for which company has contracted hereunder, and because of the confidential information to be retained by or disclosed to Agent as herein above set forth, and as a material inducement to company to enter into this agreement and to pay Agent all of the compensation referred to in this agreement, Agent covenants and agrees that:

                  a.       It is the intent of the parties that this restriction
is reasonable in light of the Company's business.  However, notwithstanding same, in the event a court of competent jurisdiction in the interpretation of this Agreement determines that the restriction is too broad, said court shall modify same and this contract shall not be deemed null, void and/or of no force of effect by virtue of said modification.

         7.       Termination.

                  a.       Agent or Company may otherwise terminate this
Agreement at any time, without cause, upon three hundred sixty-five (365) days prior written notice to the other.
                  b. Mutual Agreement.  This Agreement shall terminate at any time by mutual agreement in writing between the company and the agent.

         8.       Assignment.  This Agreement may be assigned by either party upon the formal written agreement between the parties conveying its right grant, bargain, sell, assign, transfer and convey to its successors, successors in title and assigns, all right, title, interest, estate and benefit of the
Assignors in. of to and under this National Agency Sales Agreement.

         To have and to hold said right, title, interest, estate and benefit unto Assignee, her successors, successors in title and assigns forever.

         9.       Commission advances.  The company may, at its option, from time to time advance the agent funds in the form of loans against future commissions.  These loans shall be deducted from any commissions paid to the agent for any completed retail sales and / or retail leases.

         10.      Miscellaneous.

                  a.       All notices, demands or other communications given
hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States Registered or Certified Mail return receipt requested, postage prepaid, addressed as follows:
                         To Company:       Biofiltration Systems, Inc.
                                           1800 Second Street, Ste 808-13
                                           Sarasota, FL 34236

                         To Agent:         AAA Environmental Services Corporation
                                           525 Sutton Place
                                           Longboat Key, FL 34228

         or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner herein above set forth.
                  b.       Entire Agreement.  This Agreement sets forth all of
the promises, covenants, agreements, conditions and understandings between the parties hereunto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions expressed or implied, oral, or written, except as herein contained.  This Agreement shall not be modified unless same is in writing and signed by the party against whom the enforcement of such modification is sought.
                  c.       Binding Effect.  This Agreement shall be binding upon
the parties hereto, their heirs, administrators, successors and assigns.

EXHIBIT "A" to National Sales Agreement

AAA ENVIRONMENTAL SERVICES, CORP., OR ITS ASSIGNS shall be the exclusive marketing agent for sales and /or leases for the companies products throughout the United States, Canada, the Pacific Rim Countries and all of Europe. The
agent shall be paid (30%) of the retail sale, and/or lease collected revenue.
Provided, the sale and /or lease shall be accomplished at full list price or higher.  List price is considered to be three times the manufactured installed cost.  If the sale is not for a minimum of three times cost, the commission will be adjusted accordingly.  The agent shall in no way be paid more money than is retained by the company, before taxes.  If a lease is agreed upon by the company for less than three times cost the agent shall not be entitled to any payment until the company receives all cost back including interest and operating expenses.  After the company has been reimbursed, any additional lease income will be paid over to the agent in line with the terms shown above.  The agent shall sign on other agents to assure the companies products are marked throughout the assigned territory.  Any additional agents shall be paid by AAA
Environmental Services, Inc. or its assigns.  The company shall not be obligated to pay any amount than the commission shown above.

Agreed to as written:                            Agreed to as written:
AAA Environmental Services, Inc.                 Biofiltration Systems, Inc.